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                                   EXHIBIT 28

  Information from Reports Furnished to State Insurance Regulatory Authorities

                                                                       Reserves
                                                                         (000)
                                                                       --------
Schedule P of Annual Statements:
       ACSTAR Insurance Company                                        $ 11,560
       United Coastal Insurance Company                                  33,867
                                                                       --------
                                                                         45,427
Reinsurance recoverable                                                   3,478
Other                                                                        (4)
                                                                       --------
       Reserves per GAAP Financial Statements                          $ 48,901
                                                                       ========


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